Exhibit 99.1

Neonode Reports Third Quarter Ended September 30, 2015 Financial Results

STOCKHOLM, SWEDEN – November 9, 2015 – Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today reported financial results for the three and nine months ended September 30, 2015.

Recent Highlights:

●	Revenues increased 176% compared to Q3 2014

●	Signed license agreement with leading Japanese printer OEM

●	Received royalties from five tier 1 automotive suppliers, up from three last quarter

●	Exceeded 200,000 total infotainment systems using zForce technology as of Q3 2015

●	Increased to 19 car models launched using zForce technology for the in-car infotainment system, up from 17 as of last quarter

●	Strengthened balance sheet through a $6.1 million underwritten public offering in October 2015

“The Company saw increased customer traction across all our markets throughout the nine months of 2015,” said Neonode’s CEO Thomas Eriksson.

“Our automotive division continues its impressive growth performance with development of new technologies, such as our zForce DRIVE steering wheel currently undergoing road testing and our entry systems which is also in the testing phase with auto OEMs. Our customers continue to add to the number of models of production ready cars using our zForce Core for the in-car infotainment systems. We’re also pleased to report that our zForce technology is in the number one selling car in China, the Buick Excelle GT, and the number one and two best-selling SUVs in China, the Haval H6 and the Baojun 560, based upon sales figures in the China auto WEB September issue,” added Mr. Eriksson.

“Our five global printer customers continue to be on plan with their development and production release of new printer models worldwide and our PC customers are on plan to release products with our technology in 2016,” concluded Mr. Eriksson.

Financial Results for the three and nine months ended September 30, 2015

Net revenues for the three and nine months ended September 30, 2015 were $3.1 million and $8.2 million, respectively, compared to net revenues for the three and nine months ended September 30, 2014 of $1.1 million and $3.0 million, respectively. Net revenues for the three and nine months ended September 30, 2015 included $2.0 million and $5.4 million, respectively, from technology license fees and $1.1 million and $2.8 million, respectively, in non-recurring engineering services (“NRE”) related to touch solutions for customers. Net revenues for the three and nine months ended September 30, 2014 included $0.6 million and $1.9 million, respectively, from technology license fees and $0.5 million and $1.1 million, respectively, in NRE services.

The increase of 176% in net revenues for the three months ended September 30, 2015 compared the same period in 2014 and an increase of 171% for the nine months ended September 30, 2015 compared to same period in 2014 is primarily due to an increase in license fees from e-reader, printer and automotive customers, plus NRE revenues.

The license fee revenue distribution per market for the third quarter 2015 is 32% for printers, 16% for automotive and 52% for e-readers compared to 54% for printers and 46% for e-readers in the third quarter 2014.

Gross margin was $2.2 million and $6.2 million for the three and nine months ended September 30, 2015, respectively, compared to $0.7 million and $2.0 million for the same periods in 2014, respectively. Total operating expenses were $3.6 million and $11.3 million for the three and nine months ended September 30, 2015, respectively, compared to $3.9 million and $13.1 million for the same periods in 2014, respectively.

Net loss was $1.4 million and $5.2 million for the three and nine months ended September 30, 2015, respectively, compared to a net loss of $3.2 million and $11.1 million, respectively, in the comparable periods in 2014.

Net cash used by operating activities was $2.1 million and $4.9 million for the three and nine months ended September 30, 2015, respectively, compared to $3.0 million and $9.1 million, respectively, for the same periods in 2014. Cash and accounts receivable totaled $1.4 million at September 30, 2015 compared to $7.2 million at December 31, 2014. Subsequent to the quarter end, Neonode completed a $6.1 million underwritten public offering on October 13, 2015.

Conference Call Information

The Company will host a conference call Monday November 9, 2015 at 10AM Eastern Standard Time (EST) featuring remarks by, and Q&A with, Thomas Eriksson, CEO, Lars Lindqvist, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #61045701. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:

http://event.on24.com/r.htm?e=1074483&s=1&k=86998E99FA3E51F63AAE1CCDFD72697E

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion – 11/9/2015 (13:00PM EST) to 12/9/2015 (23:59PM EST). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID #61045701.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses optical interactive sensing technologies. Neonode’s patented optical interactive sensing technology is developed for a wide range of devices like automotive systems, printers and office equipment, PC devices, monitors, mobile phones, tablets and e-readers, toys and gaming devices. NEONODE, the NEONODE Logo, ZFORCE and MULTISENSING are trademarks of Neonode Inc. registered in the United States and other countries. ZFORCE CORE, ZFORCE PLUS and ZFORCE DRIVE are trademarks of Neonode Inc. All other trademarks are the property of their respective owners. For more information please visit www.neonode.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s Annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

Copyright Neonode Inc. 2015. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

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NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$950	$6,129
Accounts receivable, net	489	1,106
Projects in process	1,044	200
Prepaid expenses and other current assets	715	513
Total current assets	3,198	7,948

Property and equipment, net	582	654
Total assets	$3,780	$8,602

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$1,121	$566
Accrued expenses	1,510	935
Deferred revenues	1,873	3,403
Current portion of capital lease obligation	57	61

Total current liabilities	4,561	4,965

Capital lease obligation, net of current portion	297	367
Total liabilities	4,858	5,332

Commitments and contingencies

Stockholders’ (deficit) equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at September 30, 2015 and December 31, 2014. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 per share over the shares of common stock)	--	--
Common stock, 70,000,000 shares authorized with par value $0.001 per share; 40,524,984 and 40,455,352 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	40	40
Additional paid-in capital	169,958	169,010
Accumulated other comprehensive income	82	149
Accumulated deficit	(171,161)	(165,929)
Total Neonode Inc. stockholders’ (deficit) equity	(1,081)	3,270
Noncontrolling interests	3	-
Total stockholders' (deficit) equity	(1,078)	3,270
Total liabilities and stockholders’ (deficit) equity	$3,780	$8,602

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net revenues	$3,113	$1,126	$8,152	$3,005
Cost of revenues	909	422	1,984	1,040
Gross margin	2,204	704	6,168	1,965

Operating expenses:
Product research and development	1,555	1,767	4,763	5,293
Sales and marketing	845	725	2,648	2,523
General and administrative	1,152	1,457	3,908	5,275

Total operating expenses	3,552	3,949	11,319	13,091
Operating loss	(1,348)	(3,245)	(5,151)	(11,126)

Other expense:
Interest expense	4	-	12	-
Other expense, net	-	-	28	-
Total other expense	4	-	40	-

Loss before provision for income taxes	(1,352)	(3,245)	(5,191)	(11,126)

Provision for income taxes	16	-	41	1
Net loss including noncontrolling interests	(1,368)	(3,245)	(5,232)	(11,127)
Less: Net loss attributable to noncontrolling interests	-	-	-	-
Net loss attributable to Neonode Inc.	$(1,368)	$(3,245)	$(5,232)	$(11,127)

Loss per common share:
Basic and diluted loss per share	$(0.03)	$(0.08)	$(0.13)	$(0.28)
Basic and diluted – weighted average number of common shares outstanding	40,525	40,455	40,493	39,219

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net loss	$(1,368)	$(3,245)	$(5,232)	$(11,127)
Other comprehensive income (loss):
Foreign currency translation adjustments	(20)	(82)	(67)	(17)
Comprehensive loss	(1,388)	(3,327)	(5,299)	(11,144)
Less: Comprehensive income (loss) attributable to noncontrolling interests	-	-	-	-
Comprehensive loss attributable to Neonode Inc.	$(1,388)	$(3,327)	$(5,299)	$(11,144)

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended
	September 30,
	2015	2014

Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(5,232)	$(11,127)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	948	1,594
Bad debt expense	-	18
Loss on disposal of property and equipment	28	-
Depreciation and amortization	138	145
Changes in operating assets and liabilities:
Accounts receivable	617	393
Projects in process	(847)	229
Prepaid expenses and other current assets	(231)	(176)
Accounts payable and accrued expenses	1,221	252
Deferred revenues	(1,528)	(381)
Net cash used in operating activities	(4,886)	(9,053)

Cash flows from investing activities:
Purchase of property and equipment	(137)	(98)
Net cash used in investing activities	(137)	(98)

Cash flows from financing activities:
Proceeds from sales of common stock, net of offering costs	-	9,253
Contributions from noncontrolling interests	3	-
Proceeds from exercise of stock warrants	-	36
Principal payments on capital lease obligation	(43)	(18)
Net cash (used in) provided by financing activities	(40)	9,271

Effect of exchange rate changes on cash	(116)	(91)

Net increase (decrease) in cash	(5,179)	29
Cash at beginning of period	6,129	8,815
Cash at end of period	$950	$8,844

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$41	$1
Cash paid for interest	$12	$8

Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment with capital lease obligations	$-	$530

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